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Exhibit 99.2

LIBERTY INTERACTIVE CORPORATION

F O R M  O F  N O T I C E  O F  G U A R A N T E E D  D E L I V E R Y
RELATING TO SHARES SUBSCRIBED FOR PURSUANT
TO THE BASIC SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE

        As set forth in Liberty Interactive Corporation's (the "Company's") prospectus, dated [                ], 2012, which forms a part of the Company's Registration Statement on Form S-4, as amended, under "The Rights Offering—Delivery of Subscription Materials and Payment," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of Series A Liberty Ventures common stock, par value $0.01 per share, of the Company subscribed for pursuant to the basic subscription privilege and the oversubscription privilege. Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the Subscription Agent and must be received prior to New York City time, on the 20th trading day following the determination of the subscription price, unless extended by the Company in its sole discretion (as it may be extended, the "Expiration Date").

The Subscription Agent is:
COMPUTERSHARE TRUST COMPANY, N.A.
Attention: Liberty Interactive Corp. Rights Offering

By First Class Mail Only (No Overnight/Express Mail): Attn: Corporate Actions [ ] [ ]		By Overnight Delivery: Attn: Corporate Actions [ ] [ ]
By Facsimile: [ ] Fax Confirmation by Telephone to: [ ]

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of Series A Liberty Ventures common stock subscribed for pursuant to both the basic subscription privilege and the oversubscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery and full payment for all shares of Series A Liberty Ventures common stock subscribed for pursuant to the basic subscription privilege and the oversubscription privilege at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of a properly completed and duly executed Series A Liberty Ventures Rights Certificate. The Series A Liberty Ventures Rights Certificate must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the third business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent. Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

        This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Series A Liberty Ventures Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule I 7Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Series A Liberty Ventures Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Series A Liberty Ventures Rights Certificate.

GUARANTEE

        The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on the third business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent of a properly completed and duly executed Series A Liberty Ventures Rights Certificate.

Broker Assigned Control #
LIBERTY INTERACTIVE CORPORATION
1. Basic Subscription	Number of Series A Liberty Ventures rights exercised:	rights

	Number of Series A Liberty Ventures common stock shares subscribed for pursuant to the basic subscription privilege for which you are guaranteeing delivery of the Series A Liberty Ventures Rights Certificate and full payment:	shares
	Total payment to be made or previously made in connection with basic subscription:	$ (Shares × $[ ], the subscription price)
2. Oversubscription Privilege
	Number of Series A Liberty Ventures common stock shares subscribed for pursuant to the oversubscription privilege for which you are guaranteeing delivery of the Series A Liberty Ventures Rights Certificate and full payment:	shares
	Total payment to be made or previously made in connection with over-subscription privilege:	$ (Shares × $[ ], the estimated subscription price)
3. Totals	Total number of Series A Liberty Ventures rights exercised:	rights

	Total number of Series A Liberty Ventures common stock shares subscribed for pursuant to the basic subscription privilege and oversubscription privilege for which you are guaranteeing delivery on the Series A Liberty Ventures Rights Certificate:	shares
	Total payment to be made or previously made:	$
4. Method of Delivery (Check one)
☐ Through the Depository Trust Company ("DTC")
☐ Direct to Computershare Trust Company, N.A., as the Subscription Agent.

        Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City                                                                              State                            Zip Code

Phone Number

Date

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  Exhibit 99.2
LIBERTY INTERACTIVE CORPORATION F O R M O F N O T I C E O F G U A R A N T E E D D E L I V E R Y RELATING TO SHARES SUBSCRIBED FOR PURSUANT TO THE BASIC SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE
GUARANTEE